EX-10.2
                           CONSULTING AGREEMENT


This Consulting Agreement, effective April 1, 2001, is by and between Cameron House Publishing Group, LLC, a Nevada corporation ("you"), with its principal place of business at Suite 344 Rosehill Wynd., Delta, Province of British Columbia, Canada V6M 3B9, and 5G Wireless Communications, Inc., a Nevada corporation, (the "Company"), with its principal place of business at Suite 234-2921 N. Tenya Way, Las Vegas, Nevada.

WHEREAS, Company wishes to retain you as an independent contractor providing certain services (the "Services") listed below and you wish to provide the Services;

NOW, THEREFORE, the parties agree as follows:

1.  Engagement.

Company hereby engages, and you hereby agree to be engaged, as an independent contractor to provide consulting services to Company under the terms set forth herein. The services will be provided by Cameron Robb and or other employees of you. You shall control who performs the services. The engagement shall not be full-time and you may work for general public, clients or companies other than Company, except to the extent prohibited herein. You any also consult for, be employed by, act as an Officer and or Director and or Director for, any other companies without restriction. In addition, Cameron Robb is also free to enter into an employment contract with 5G Wireless Communication, Inc., at any time without disturbing this agreement. The parties agree that you will not be considered an employee of Company for federal employment tax purpose of for any other purpose but rather an independent contractor. You shall have no hiring, firing or supervisory authority over any employee of Company. You shall be solely responsible for any and all taxes, tax withholding, vacation, bonus, fringe benefits or any other payments and expenses, other than the payments set forth in Sections 4 and 6

2.  Services.

In exchange for the payments set forth herein, you shall provide office and marketing consulting service for Company including but not limited to advising and consulting on the overall business processes, the implementation of marketing and sales plans, conducting business analyses and strategic planning, and advice and other services as needed by Company (all collectively referred to as the "Service"). The specifics and details of such service shall be as directed by Company throughout the term of this agreement. You shall control the times during which you perform the Services but shall notify Company of any specific times during which you are not available. If there are periods of fourteen business days or longer in which you are not available, you shall provide at least (5) day's notice to Company.
While you shall perform the Service in a professional, ethical first class and quality manner, you shall control how the Services are preformed.

3.  Retainer

You shall be paid a monthly consulting fee of 8000.00 US Funds. If you the Consultant become disabled for 180 consecutive days, the Company may elect, upon to the Consultant, to pay the Consultant 2/3 of the compensation the Consultant would otherwise be entitled. Disability shall mean the Consultant's inability, due to sickness or injury, to perform effectively the job duties hereunder. Consultant shall be entitled to an annual vacation of three (5) weeks per year without reduction in compensation.

4.  Expenses and Travel.

5G shall be responsible for all your expenses, including daily business expenses and both commuting and non-commuting travel expenses. Company will reimburse all travel and daily business expenses incurred by the Consultant without discrepancy. Such expenses will be reimbursed to the Consultant within 20 days from
occurrence of   such expense.  Should the company for whatever reason
not pay the Consultant for his expenses within the 20 days, interest will occur on such amounts payable to the Consultant at a accrued rate of 2% per month.

5.  Term

The term of this Agreement shall be for 3 years unless terminated on accordance with its terms. This Agreement shall be automatically renewed for three- year term.

6.  Servability

Should any part of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid provisions eliminated.

7.  Termination of Contract

Termination by the Company without cause. Company, by written approval of the Board of Directors duly taken in accordance with law and Company Bylaws, may terminate this Agreement and Consultant's rights hereunder, without cause or any reason whatsoever. Upon termination, the sum of the remaining contract obligation terms as stated herein as well as any past due amounts, will be paid in full to Consultant, and all stock options and shares previously granted to the Consultant will remain with the Consultant and will not be considered as payment of the vase compensation. Such shares cannot for whatever reason be taken back from the company after such times they have been issued.

If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, it is the intent and agreement of the parties that: (i) this Agreement shall be deemed amended by the modifying such provision to the extent necessary to make it legal, valid and enforceable; (ii) if clause (i) is not possible, by substituting therefore another provision that is legal, valid and enforceable and achieves the same or similar objectives; and
(iii) such provision shall be served out of this Agreement and shall not be enforceable or validity of the Agreement as a whole.

8.  Entire Agreement

This Agreement contains the entire Agreement between the parties with respect the Consulting of Consultant by Company, and supercedes all prior and contemporaneous agreements, representations and understandings of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties. This Agreement sets forth the entire understanding of the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

9.  Arbitration and Attorney's Fees

Any controversy or claim arising out or relating to this Agreement shall be subject to arbitration in Las Vegas, Nevada pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgments upon the award may be entered by the court having jurisdiction. The prevailing party shall entitled top recover reasonable attorney's fees from the other party, which fees shall be set by the arbitrator and shall be in addition to any other relief that may be awarded.

10.  Captions and Section Headings.

Captions and section headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing its provisions.

11.  Binding Agreement.

Each party is fully competent, authorized and empowered to sign this Agreement and bind each party. Each party has taken the necessary action to make this Agreement fully authorized and binding upon such a party. By signing below, each party agrees to be bound by the terms of this Agreement.

12.  Assignments and Change of Control.

You may not assign this Agreement without the prior written consent of Company. This Agreement in its entirety will survive any change in control of the company's officers and directors. In such, the new officers and director will fulfill their obligations to recognize and honor the terms and conditions of this agreement.

13.  Governing Law.

This agreement shall be governed by and construed under the laws of the State Of Nevada, except to the extent that any Federal law regulating commercial banks may apply.

14.  Notices.

Any written notice to be given to Consultant by Company must be given either by registered mail and returned receipt requested, addressed to consultant at his then current residence. Any written notice to be given to Company by Consultant shall be given either by personal delivery to the Chairman of the Board of Directors of Company, or by mail, registered or certified, postage prepaid with the return receipt requested, addressed to the Chairman of the Board of Directors of the Company at the administrative offices of Company.

15.  No Joint Venture or Special Relationship

This agreement shall not constitute or be construed as constituting a joint venture, partnership, fiduciary, employment relationship or any other special relationship, except as relates to the possession of confidential Information by you.

16.  No Waiver

It is further understood and agreed that no failure or delay by Company in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof nor shall any single exercise thereof preclude any other or future exercise of any right, power or privilege hereunder.

Agreed to and Accepted by the Parties Below:


Cameron House Publishing Group, LLC.


By: /s/  Cameron Robb
Cameron Robb. Member


5G Wireless Communications, Inc.:


By: /s/  Michael Tan
Michael Tan, President/CEO


By: /s/  Allen Schwabe
Allen Schwabe, Secretary